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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                               (AMENDMENT NO. 1)

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2004
                                                  -----------------

                              Retail Ventures, Inc.
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             (Exact name of registrant as specified in its charter)

            Ohio                     1-10767                    31-322832
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(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

 3241 Westerville Road, Columbus, Ohio                        43224
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(Address of principal executive offices)                    (Zip Code)

                                 (614) 471-4722
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                 AMENDMENT NO. 1

This Amendment No. 1 (this "Amendment") amends the Current Report on Form 8-K of Retail Ventures, Inc. (the "Company"), dated as of November 3, 2004, regarding the Company's promotion of Heywood Wilansky to President and Chief Executive Officer of the Company effective as of November 3, 2004. This Amendment updates the previous filing to report the Company's entry into an employment agreement with Mr. Wilansky under both Item 1.01 and Item 5.02(c) of Form 8-K. A copy of such employment agreement is filed as Exhibit 10.1 to this Amendment and incorporated herein by reference.

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 18, 2004, the Company and Mr. Wilansky entered into an employment agreement (the "Agreement"), dated effective as of November 1, 2004, to reflect the terms and conditions of Mr. Wilansky's employment as the President and Chief Executive Officer of the Company.

The initial term of the Agreement extends from November 1, 2004 through the end of the Company's 2007 fiscal year, and will automatically extend for successive one-fiscal-year periods thereafter, unless the Company gives timely written notice to Mr. Wilansky that it does not wish the next automatic extension to continue the Agreement.

The Agreement provides for an annual base salary of $1,000,000 with minimum annual increases of 2.5% (with the first such increase to occur at the beginning of the 2006 fiscal year). In addition, Mr. Wilansky is eligible to receive incentive compensation under the terms of the Company's annual incentive compensation plan for key executives, with a target annual bonus per fiscal year of 100 percent of base salary and a maximum annual bonus per fiscal year of 200 percent of base salary. While the actual performance metrics and goals will be determined by the Company's Board of Directors (the "Board"), the Company will provide Mr. Wilansky with the following minimum bonus guarantees, each subject to his continued employment through the end of the applicable fiscal year: (i) $800,000 for the 2004 fiscal year; (ii) $1,000,000 for the 2005 fiscal year; and
(iii) $250,000 for the 2006 fiscal year.

Pursuant to the Agreement, the Company, on November 5, 2004 (the "Grant Date"), granted to Mr. Wilansky, as part of the long-term equity program approved by the Compensation Committee of the Board, 930,000 freestanding stock appreciation rights ("SARs") in respect of Company common stock, with an exercise price of $6.18 (the "Grant Price"). 360,000 of these SARs are "Standard SARs", one-third of which will vest, subject to Mr. Wilansky's continued employment and certain other conditions, on each of the first three anniversaries of the Grant Date. The remaining 570,000 SARs are "Performance SARs" which will vest, subject to Mr. Wilansky's continued employment and certain other conditions, on the eighth anniversary of the Grant Date, provided that they will be subject to special accelerated vesting provisions based on the attainment of two equally weighted performance objectives.


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Under the terms of the Agreement, the Company also granted to Mr. Wilansky
250,000 restricted stock units ("Units") on the Grant Date, which will vest, subject to Mr. Wilansky's continued employment and certain other conditions, in three equal installments on each of the first three anniversaries of the Grant Date.

In addition to the equity compensation categories identified above, the Agreement provides that Mr. Wilansky will be eligible for discretionary grants of equity compensation as the Board may determine from time to time. He will also be entitled to participate in any deferred compensation or other employee benefit plans made available generally to, and under the same terms as, the Company's other executives. In addition, Mr. Wilansky will be entitled to an annual perquisite allowance from the Company of $50,000 (which amount already includes any associated tax gross-up), payable in equal installments in accordance with the Company's payroll practices for executive employees.

Pursuant to the terms of the Agreement, if the Company terminates Mr. Wilansky's employment "without cause" or Mr. Wilansky terminates his employment for "good reason" (as such terms are defined therein), Mr. Wilansky will be entitled to:
(i) his base salary for the shorter of the remainder of his employment term as then in effect plus 18 months, or the three-year period commencing on the date of termination; (ii) reimbursement for health care coverage for a period of no more than 18 months following the effective date of termination, subject to certain provisos; and (iii) the pro rata share of any incentive compensation that he would have otherwise received under the Company's annual incentive compensation plans for key executives for the year of termination, subject to certain provisos. In addition, (i) any SARs and Units granted to Mr. Wilansky that would have vested during the three months following such termination will vest on the date they would have so vested, while any SARS and Units that remain unvested at the conclusion of such three months shall be forfeited; and (ii) all existing Company equity other than SARs and Units shall be governed by the Company's Amended and Restated 2000 Stock Incentive Plan (the "Stock Incentive Plan") and the applicable award agreement thereunder.

If the Company terminates Mr. Wilansky for "cause" (as such term is defined in the Agreement) or Mr. Wilansky voluntarily terminates his employment with the Company, the Company shall pay to Mr. Wilansky: (i) any base salary earned to the date of termination; and (ii) any unpaid incentive compensation earned under the terms of the Company's annual incentive compensation plan for key executives for the preceding fiscal year. Additionally, all equity compensation awards will be governed by the terms of the Stock Incentive Plan and the applicable award agreement thereunder, and any unvested Units will be forfeited.

If the Company terminates Mr. Wilansky's employment "without cause" or Mr. Wilansky terminates his employment for "good reason" (as such terms are defined in the Agreement) within the 180-day period concluding on the date a "change in control" (as such term is defined in the Agreement) occurs or within the two-year period beginning on the day following the date of a change in control:
(i) the Company will pay to Mr. Wilansky, within 30 days, a lump sum amount equal to three-times the sum of his base salary and target bonus plus $50,000;
(ii) the Company will reimburse Mr. Wilansky for his cost of maintaining continuing health care coverage for the period concluding on the 18-month anniversary of the then-scheduled conclusion of his employment term, subject to certain provisos; (iii) all unvested SARs and Units granted to Mr. Wilansky will vest in full upon such termination; and (iv) all existing Company equity other than SARs and Units shall be governed by the Stock Incentive Plan and the applicable award agreement thereunder.

As stated in the Agreement, Mr. Wilansky's employment will terminate on the last day of the employment term then in effect if the Company fails to renew the Agreement. In the event of termination by such non-renewal, (i) the Company will pay Mr. Wilansky's base salary continuation for a period of 18 months following the date of termination; (ii) the Company will reimburse Mr. Wilansky for his cost of maintaining continuing health care coverage for a period of no more than 18 months following the

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effective date of termination, subject to certain provisos; (iii) any SARs and
Units granted to Mr. Wilansky that would have vested during the three months following such termination shall vest on the date they would have so vested;
(iv) any SARs and Units that remain unvested at the conclusion of such three months shall be forfeited; and (v) all existing Company equity other than SARs and Units shall be governed by the Stock Incentive Plan and the applicable award agreement thereunder.

Pursuant to the terms of the Agreement, during his employment with the Company and its affiliates, and following the termination of such employment for the longer of two years or any period of salary continuation, Mr. Wilansky agrees that he will not (without the written consent of the Company or its subsidiaries as applicable), directly or indirectly: (i) solicit the employees of the Company or its subsidiaries to leave their employment; (ii) employ or seek to employ the employees of the Company or its subsidiaries; (iii) cause or induce any of the Company's direct competitors to solicit or employ the employees of the Company and its parent or subsidiaries; and/or (iv) recruit, solicit or otherwise induce or influence any customer, supplier, sales representative, lender, lessor or any other person having a business relationship with the Company and its subsidiaries or affiliates to discontinue or reduce the extent of such relationship except in the course of his duties pursuant to the Agreement and with the good faith objective of advancing the Company's business interests.

For additional details regarding the terms and conditions of Mr. Wilansky's employment as the President and Chief Executive Officer of the Company, a copy of the Agreement is attached as Exhibit 10.1 to this Amendment.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Paragraph (c) of Item 5.02 is hereby supplemented to include the information set forth in Item 1.01 above.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

          (c)   EXHIBITS

          Exhibit No.                          Description
          -----------                          -----------
             10.1 Employment Agreement, dated effective as of November 1, 2004, by and between the Company and Heywood Wilansky.

The information in this Form 8-K/A, including the exhibit hereto, shall not be treated as "filed" for purposes of the Securities Exchange Act of 1934, as amended.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Retail Ventures, Inc.

Date:  November 24, 2004       By: /s/ James A. McGrady
                                    ------------------------------------------
                                    James A. McGrady, Executive Vice President
                                    and Chief Financial Officer

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                                  EXHIBIT INDEX

        Exhibit No.                         Description
        -----------                         -----------
           10.1 Employment Agreement, dated effective as of November 1, 2004, by and between the Company and Heywood Wilansky.